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                                                                  EXHIBIT 10.6.1

                                                                        natus(R)


                             [LETTERHEAD OF NATUS]

                 ADDENDUM TO THE DISTRIBUTOR AGREEMENT BETWEEN
                NATUS MEDICAL INC. AND NIPPON EUROTEC CO., LTD.,
                            EFFECTIVE JUNE 11, 1997


               AGREEMENT PERTAINING TO NEW JAPANESE REGULATION
                                    "GMP-I"


MANUFACTURER'S ADDRESS: 1501 Industrial Road, San Carlos,
California 94070-4111, United States of America
(Natus Medical Inc.)

DISTRIBUTOR'S ADDRESS: Akasaka Daiichi Building, 9-17,
Akasaka 4-chome,Minato-ku, Tokyo, 107-0052, Japan
(Nippon EUROTEC Co., Ltd.)


EFFECTIVE DATE: January 1, 2000


                                GMP-I AGREEMENT

This GMP-I Agreement ("Agreement"), effective as of January 1, 2000 (the "Effective Date") is entered into by and between Natus Medical Inc., a California corporation having offices at 1501 Industrial Road, San Carlos, California 94070-4111, United States of America ("Natus"), and Nippon Eurotec Co., Ltd. a corporation organized under the laws of Japan, having offices at Akasaka Daiichi Building, 9-17, Akasaka 4-chome, Minato-ku, Tokyo 107-0052 Japan ("Nippon Eurotec")

          BACKGROUND

Nippon Eurotec desires to smoothly communicate with Natus in order to obtain such information from Natus as is required by the new Japanese Regulations for Quality Assurance of Imported Medical Device, or Good Manufacturing Practice - Import regulations ("GMP-I").
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                   GMP-I Addendum to Distribution Agreement

Natus desires to disclose necessary information required for the GMP-I to Nippon Eurotec periodically and when need arises, on the terms and conditions set forth below:

Article 1. CONTROL OF MANUFACTURE FROM GMP-I REGULATIONS

1.1 Nippon Eurotec shall periodically get confirmation from Natus that the medical devices to be imported to Japan are manufactured under appropriate manufacturing and quality control in accordance with DIN EN ISO 9001/08.94, DIN EN 46001/09.96 and EC Directive 93/42/EEC Annex II, Article 3 applicable for specific devices.

Nippon Eurotec shall send every year, at Nippon EUROTEC's expense, an inspector to Natus' manufacturing site for GMP-I inspection. An annual inspection report shall be established with the person responsible for GMP at Natus (Natus' Management Representative).

3.2 Natus shall send each year at fixed period to Nippon Eurotec the latest CERTIFICATE TO FOREIGN GOVERNMENT (if available), issued by the Food and Drug Administration ("FDA") or an equivalent document, such as a copy of EN 46001 and/or ISO 9001 certificate, as well as the latest technical specifications, latest user manual and latest test manual of the medical devices to be imported to Japan, within the framework of GMP-I provisions.

Article 2. CHANGE OF SPECIFICATIONS AND/OR TEST METHOD

3.2 Nippon Eurotec shall request from Natus prompt transmission of information regarding changes to be made to future manufacturing methods, testing methods or other related issues which may have possible effects on the quality of the medical devices, as defined in the GMP-I Article 4, Paragraph 1, Number 2.

3.3 Natus shall send in due course to Nippon Eurotec pre-advice pertaining to all significant changes of technical specifications, test standards and others of the medical devices, and information on related measures which will be taken in this regard.

Article 3. DEFICIENCY REPORT

3.1 Nippon Eurotec shall request of Natus prompt transmission of information on the following matters related to the medical devices:

   A. Information on suspension of manufacture, export or marketing, recall, disposal, and actions taken to prevent the occurrence or spread of public health hazards caused by the medical devices.

   B. Other information on the quality of the medical devices, as defined in the GMP-I Article 4, Paragraph 1, Number 3.

3.2 Natus shall inform Nippon Eurotec of the above information immediately after

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                    GMP-I Addendum to Distribution Agreement

     this information is known to Natus, via fax, e-mail etc, and thereafter in writing, in full detail.

Article 4. PERSONS RESPONSIBLE FOR INFORMATION

4.1 Natus and Nippon Eurotec shall set up the method of transmitting information and designate the person responsible for the transmission of information as mentioned in above articles 2 and 3.

4.2  Persons responsible for the transmission of information as above are:

 Natus Medical Inc.
 Mr. Tom Waugh, Vice President, Operations
 Tel: 1-650-802-0400, Fax: 1-650-802-0401, E-mail: twaugh@natus.com
                                                   ----------------

 Nippon Eurotec Co., Ltd.
 Mr. Masaaki Kuroiwa, General Manager, Marketing Division
 Tel: 81-(0)3-3475-0831, Fax: 81-(0)3-3403-8363, E-mail: mk07-eur@kt.rim.or.jp
                                                         ---------------------

Article 5. QUALITY CONTROL DURING TRANSPORT AND UPON RECEIPT

5.1 Nippon Eurotec shall request to Natus information on the methods of management and quality control during transport and receipt of the medical devices, as defined in the GMP-I Article 4, Paragraph 1, Numbers 4 and 5.

5.2  Natus shall assure that the medical devices are packed in following manner:

         Double-corrugated cardboard external box, unglued foam inserts, Corrugated cardboard internal box, unglued foam inserts, Accessories and cables wrapped and boxed separately from device

Natus shall attach within the external packaging, three (3) complete sets of delivery inspection sheets (incoming inspection instructions). In cases of rejection of the medical devices by Nippon Eurotec on in-coming test, due to any defect, Nippon Eurotec shall return to Natus the defective medical devices in conformity with related provisions in the DISTRIBUTOR AGREEMENT.

Article 6. COMPLAINT FROM CUSTOMERS AND MEASURE TO BE TAKEN

In case of complaint from customers in Japan, Nippon Eurotec shall follow Natus' Complaint Handling Procedures, analyze the cases, and shall request that Natus investigate these cases, to take appropriate measures promptly and to respond to Nippon Eurotec with a written result of the investigation and necessary measures taken.

Article 7. MEASURES TO BE TAKEN IN CASE OF RECALL

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                    GMP-1 Addendum to Distribution Agreement

Natus shall respond to Nippon Eurotec with the highest priority when Nippon Eurotec requests Natus to investigate causes of health hazard cases incurred in Japan which might have been due to deficiencies of medical devices. And thereafter Natus shall send to Nippon Eurotec a written report clarifying its investigation and conclusions, as per Natus' procedure for Adverse Event Reporting. Likewise, Nippon EUROTEC shall cooperate with Natus, when and if Nippon EUROTEC is requested by Natus to participate in investigations concerning Natus medical devices in Japan.

Nippon Eurotec shall return all medical devices which have been recalled by Natus, according to Natus Procedure, due to deficiency during manufacture control and transportation.

Article 8.  TERM

This ADDENDUM to the DISTRIBUTOR AGREEMENT shall commence upon the Effective Date and continue in full force, and shall terminate in accordance with the provisions of DISTRIBUTOR AGREEMENT.

Article 9.  INDEMINTY

Nippon EUROTEC warrants that the procedures herein comply with GMP-I regulations, and indemnifies and holds Natus harmless from any liability arising from any action by Nippon EUROTEC with respect to such GMP-I laws, regulations, or procedures, it being expressly understood that such GMP-I laws, regulations, or procedures are Japanese domestic laws, the responsibility for compliance of which rests with Nippon EUROTEC, as Natus' exclusive distributor.

     IN WITNESS WHEREOF, the parties hereto have duly executed this ADDENDUM effective as of the effective Date.


NIPPON EUROTEC Co., Ltd.                     NATUS MEDICAL INC.

By: /s/ Masaaki Kuroiwa                      By: /s/ Thomas M. Waugh
   -----------------------------                ---------------------------

Name: Masaaki Kuroiwa                        Name: Thomas M. Waugh
     ---------------------------                 --------------------------
   (Typed or Printed)                           (Typed or Printed)

Title: General Manager                       Title: V. P. Operations
      --------------------------                   ------------------------
       Marketing Division

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